Exhibit 99.1

Conference Call and Webcast

Today, February 12, 2018 at 10:00 a.m. ET

719/325-4816, conference ID 7131395 or www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
Heidi Raphael	Joseph Jaffoni, Jennifer Neuman
Vice President of Corporate Communications	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP FOURTH QUARTER NET

REVENUE INCREASES 9.0% TO $58.5 MILLION

NAPLES, Florida, February 12, 2018 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a large- and mid-size market radio broadcaster, today announced operating results for the three month and twelve month periods ended December 31, 2017.

On November 1, 2016, Beasley acquired 18 radio stations (net of divestitures) (“the Greater Media stations”). The actual results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from the acquired Greater Media stations. On January 6, 2017, the Company completed the sale of WFNZ-AM and three Greater Media stations in Charlotte. On May 1, 2017, the Company completed the sale of six stations in Greenville-New Bern-Jacksonville. On December 19, 2017, Beasley completed an asset exchange transaction with CBS Radio Stations, Inc. and entities affiliated with Entercom Communications Corp. (together, “Entercom”) in Boston, whereby the Company exchanged its adult contemporary station WMJX-FM for Entercom’s sports station WBZ-FM. In addition, the Company also paid $12.0 million in cash. The pro-forma results presented herein reflect the Company’s legacy Beasley Broadcast Group operations and the results from WBZ-FM and the Greater Media stations, while excluding the aforementioned Charlotte and Greenville-New Bern-Jacksonville stations and WMJX-FM, as if all transactions had been completed on January 1, 2016.

Summary of Fourth Quarter Results (actual)

In millions, except per share data	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net revenue	$58.5	$53.7	$232.2	$136.7
Station operating income (SOI - non-GAAP)	15.0	16.2	57.4	40.0
Operating income	23.3	49.9	60.8	62.6
Net income	69.7	41.5	87.1	47.5
Net income per diluted share	$2.50	$1.57	$3.14	$1.98

The $4.8 million, or 9.0%, year-over-year increase in net revenue during the three months ended December 31, 2017, reflects the inclusion of stations acquired from Greater Media in Boston, Philadelphia, Detroit and New Jersey, partially offset by the disposition of the Charlotte and Greenville-New Bern-Jacksonville stations and strong non-recurring political advertising revenue recorded in the year ago fourth quarter.

Station Operating Income (SOI, a non-GAAP financial measure) declined 7.3% year-over-year in the fourth quarter of 2017. The decrease reflects higher expenses related to the operations of the acquired Greater Media stations as well as lower comparable quarterly net revenues at Beasley’s existing stations versus the 2016 period due in part to non-recurring political ad spending.

-more-

Beasley Broadcast Group, 2/12/18	page 2

Operating income was $23.3 million in the fourth quarter of 2017 compared to $49.9 million in the fourth quarter of 2016. The $26.6 million year-over-year decrease in operating income is primarily attributable to the approximate $11.8 million gain on the asset exchange of WMJX-FM for WBZ-FM recorded in the 2017 fourth quarter versus the approximate $44.3 million gain on the acquisition of the Greater Media stations recorded in the 2016 fourth quarter. Fourth quarter 2017 operating income was also impacted by the aforementioned year-over-year decline in SOI. The Company incurred approximately $0.2 million of pre-tax transaction expenses in the fourth quarter compared to $5.2 million in the prior year.

Beasley recorded a $59.7 million deferred income tax benefit in the 2017 fourth quarter due to a reduction in the federal tax rate from 35% to 21% following the enactment of the Tax Cuts and Jobs Act and a revaluation of deferred tax assets and liabilities using the new rate. As a result, net income for the 2017 fourth quarter increased to $69.7 million, or $2.50 per diluted share, compared to net income of $41.5 million, or $1.57 per diluted share, in the 2016 fourth quarter. Net income included losses of $4.0 million and $0.8 million on modification of long-term debt in the three months ended December 31, 2017 and December 31, 2016, respectively.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Income to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Throughout 2017, we continued to actively manage our station portfolio to extract operating and financial synergies from the acquired Greater Media stations, while implementing our proven strategies across our platform, which are focused on delivering strong local programming, diversifying our operations, managing risk and improving financial results.

“On a GAAP basis, fourth quarter net revenue rose 9.0% compared to the prior year, primarily reflecting the acquisitions and divestitures to our platform on a year-over-year basis. Pro forma net revenues for the three months ended December 31, 2017 declined 6.9% compared to the prior year period, reflecting $3.9 million in non-recurring political advertising revenue and softer national advertising revenue. The year-over-year decline was partially offset by a 6.5%, or $3.5 million, reduction in pro forma station operating expenses. As a result, Beasley’s fourth quarter pro forma SOI declined 7.8% year over year while SOI margins were relatively flat compared to the prior year period.

“In the fourth quarter, we completed the accretive asset exchange transaction of WMJX-FM for WBZ-FM, with approximately $6.0 million of the $12.0 million cash consideration funded by additional borrowings. WBZ-FM is highly complementary to our five other radio stations and digital operations in the Boston market and its addition to our portfolio further diversifies our content offerings with marquee sports programming and live game broadcasts of several of the most prominent and competitive professional sports teams in the country. Importantly, we expect the asset exchange to be accretive to the Company’s financial results and believe it represents another unique and innovative means for Beasley Broadcast Group to enhance shareholder value.

“In addition to the station swap in November, we successfully refinanced our credit facility, increasing the principal amount to $225 million and reducing our interest rate by 200 basis points. Over the past two years, we have continued our disciplined approach to growing our platform by executing accretive transactions that deliver valuable synergies and the potential for SOI margin improvement, all with a limited impact to our leverage.

“With our strong operating cash flows and commitment to return capital to shareholders, we declared our eighteenth consecutive quarterly cash dividend during the fourth quarter.

“Focusing on strong core programming and targeted original local content across all distribution platforms is the foundation of our operating strategy and has proven vital to the Company’s long-term ratings strength and success. In this regard, during the fourth quarter we made progress on phase 2 of our mobile technology update and expect to roll out our new mobile applications by mid-year 2018. In addition, the Amazon Alexa platform now features live streams and podcasts from 65 of our brands and we are encouraged by the preliminary data we have received on this initiative.

-more-

Beasley Broadcast Group, 2/12/18	page 3

“Looking ahead to 2018, we intend to continue our strategic priorities of realizing synergy targets, reducing debt and leverage, taking advantage of political revenue opportunities, improving top and bottom-line performance and returning capital to shareholders through our quarterly cash dividend. With enhanced opportunities to monetize our strong core programming and local brands, we remain confident in the radio industry and in Beasley’s growing broadcast and digital platform. We look forward to realizing the strategic benefits of the WBZ transaction in 2018 and remain confident that our ongoing initiatives to drive sales, productivity and efficiency across our platform, combined with prudent management of our capital structure, is a proven formula for sustained long term financial growth and the creation of shareholder value.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, February 12, 2018, at 10:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 719/325-4816, conference ID 7131395 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Monday, February 12, 2018. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 57th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley, who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 63 stations (45 FM and 18 AM) in 15 large- and mid-size markets in the United States. Beasley radio stations reach approximately 19.0 million unique consumers weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

SOI is a measure widely used in the radio broadcast industry. The Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “Looking ahead,” “look forward,” “intends,” “believe,” “hope,” “plan,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

-more-

Beasley Broadcast Group, 2/12/18	page 4

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	audience acceptance of our content, particularly our radio programs;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	the risk that our FCC broadcasting licenses and/or goodwill could become impaired;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute its programming;

•	disruptions or security breaches of our information technology infrastructure;

•	actions by the FCC or new legislation affecting the radio industry;

•	the loss of key personnel;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of us;

•	the effect of future sales of Class A common stock by the Beasley family or the former stockholders of Greater Media; and

•	other economic, business, competitive, and regulatory factors affecting our businesses.

Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of February 12, 2018, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 2/12/18	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net revenue	$58,523,448	$53,703,990	$232,179,463	$136,665,344

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	43,477,851	37,470,413	174,822,164	96,705,989
Corporate general and administrative expenses (including stock-based compensation)	4,087,306	2,963,915	15,832,406	10,303,503
Transaction Expenses	217,909	5,180,625	963,979	6,381,198
Other operating expenses	96,860	—	968,603	—
Depreciation and amortization	1,558,166	3,746,191	6,133,812	6,232,572
Change in fair value of contingent consideration	(2,387,609)	(1,266,394)	(10,053,754)	(1,266,394)
Gain on dispositions, net	—	—	(3,707,993)	—
Gain on exchange	(11,803,585)	—	(11,803,585)	—
Termination of postretirement benefits plan	—	—	(1,812,448)	—
Gain on merger	—	(44,281,066)	—	(44,281,066)

Total operating expenses	35,246,898	3,813,684	171,343,184	74,075,802
Operating income	23,276,550	49,890,306	60,836,279	62,589,542
Non-operating income (expense):
Interest expense	(4,133,159)	(3,855,276)	(18,430,072)	(6,597,738)
Loss on modification of long-term debt	(3,954,035)	(769,819)	(3,954,035)	(769,819)
Other income (expense), net	8,771	18,693	450,707	564,230

Income before income taxes	15,198,127	45,283,904	38,902,879	55,786,215
Income tax expense (benefit)	(54,470,821)	3,780,090	(48,228,290)	8,297,802

Net income	$69,668,948	$41,503,814	$87,131,169	$47,488,413

Basic net income per share	$2.51	$1.59	$3.15	$2.00

Diluted net income per share	$2.50	$1.57	$3.14	$1.98

Basic common shares outstanding	27,716,349	26,100,260	27,696,790	23,787,485

Diluted common shares outstanding	27,832,510	26,382,531	27,792,702	23,950,958
Stock-based compensation
Station operating expenses	(149,367)	3,091	54,163	112,327
Corporate general and administrative expenses	380,824	164,436	1,690,971	697,044

	231,457	167,527	1,745,134	809,371

-more-

Beasley Broadcast Group, 2/12/18	page 6

Selected Balance Sheet Data—Unaudited

(in thousands)

	December 31, 2017	December 31, 2016
Cash and cash equivalents	$13,922	$20,325
Working capital	55,700	69,472
Total assets	654,719	661,670
Long term debt, net of current portion and unamortized debt issuance costs	212,466	247,692
Stockholders’ equity	$286,166	$202,492

Selected Statement of Cash Flows Data – Unaudited

	Twelve Months Ended December 31,
	2017	2016
Net cash provided by operating activities	$28,021,057	$17,151,100
Net cash provided by (used in) investing activities	17,523,283	(89,619,502)
Net cash provided by (used in) financing activities	(51,947,365)	78,475,323

Net increase (decrease) in cash and cash equivalents	$(6,403,025)	$6,006,921

Calculation of SOI – Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net revenue	$58,523,448	$53,703,990	$232,179,463	$136,665,344
Station operating expenses	(43,477,851)	(37,470,413)	(174,822,164)	(96,705,989)

SOI	$15,045,597	$16,233,577	$57,357,299	$39,959,355

Reconciliation of Net Income to SOI—Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income	$69,668,948	$41,503,814	$87,131,169	$47,488,413
Corporate general and administrative expenses	4,087,306	2,963,915	15,832,406	10,303,503
Transaction expenses	217,909	5,180,625	963,979	6,381,198
Other operating expenses	96,860	—	968,603	—
Depreciation and amortization	1,558,166	3,746,191	6,133,812	6,232,572
Change in fair value of contingent consideration	(2,387,609)	(1,266,394)	(10,053,754)	(1,266,394)
Gain on dispositions	—	—	(3,707,993)	—
Gain on exchange	(11,803,585)	—	(11,803,585)	—
Termination of postretirement benefits plan	—	—	(1,812,448)	—
Gain on merger	—	(44,281,066)	—	(44,281,066)
Interest expense	4,133,159	3,855,276	18,430,072	6,597,738
Loss on modification of long-term debt	3,954,035	769,819	3,954,035	769,819
Other income (expense), net	(8,771)	(18,693)	(450,707)	(564,230)
Income tax expense (benefit)	(54,470,821)	3,780,090	(48,228,290)	8,297,802

SOI	$15,045,597	$16,233,577	$57,357,299	$39,959,355

-more-

Beasley Broadcast Group, 2/12/18	page 7

BEASLEY BROADCAST GROUP, INC.

Supplemental Pro-Forma* Data (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Reported net revenue	$58,523,448	$53,703,990	$232,179,463	$136,665,344
Acquired stations	11,453,817	25,444,485	35,863,012	150,102,280
Sold stations	(3,447,728)	(7,719,220)	(17,432,333)	(27,058,550)

Pro-forma net revenue	$66,529,537	$71,429,255	$250,610,142	$259,709,074

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Reported station operating expenses	$43,477,851	$37,470,413	$174,822,164	$96,705,989
Acquired stations	8,529,178	20,633,421	24,876,965	121,637,695
Sold stations	(1,786,029)	(4,369,282)	(10,162,677)	(17,717,531)

Pro-forma station operating expenses	$50,221,000	$53,734,552	$189,536,452	$200,626,153

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Pro-forma net revenue	$66,529,537	$71,429,255	$250,610,142	$259,709,074
Pro-forma station operating expenses	50,221,000	53,734,552	189,536,452	200,626,153

Pro-forma SOI	$16,308,537	$17,694,703	$61,073,690	$59,082,921

*	The pro-forma results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from WBZ-FM and the Greater Media stations, while excluding the Charlotte and Greenville-New Bern-Jacksonville stations and WMJX-FM, as if all transactions had been completed January 1, 2016.

Reconciliation of Pro-Forma SOI to Net Income—Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income	$69,668,948	$41,503,814	$87,131,169	$47,488,413
Pro-forma net revenue adjustment	8,006,089	17,725,265	18,430,679	123,043,730
Pro-forma station operating expenses adjustment	(6,743,149)	(16,264,139)	(14,714,288)	(103,920,164)
Corporate general and administrative expenses	4,087,306	2,963,915	15,832,406	10,303,503
Transaction expenses	217,909	5,180,625	963,979	6,381,198
Other operating expenses	96,860	—	968,603	—
Depreciation and amortization	1,558,166	3,746,191	6,133,812	6,232,572
Change in fair value of contingent consideration	(2,387,609)	(1,266,394)	(10,053,754)	(1,266,394)
Gain on dispositions	—	—	(3,707,993)	—
Gain on exchange	(11,803,585)	—	(11,803,585)	—
Termination of postretirement benefits plan	—	—	(1,812,448)	—
Gain on merger	—	(44,281,066)	—	(44,281,066)
Interest expense	4,133,159	3,855,276	18,430,072	6,597,738
Loss on modification of long-term debt	3,954,035	769,819	3,954,035	769,819
Other income (expense), net	(8,771)	(18,693)	(450,707)	(564,230)
Income tax expense (benefit)	(54,470,821)	3,780,090	(48,228,290)	8,297,802

Pro-forma SOI	$16,308,537	$17,694,703	$61,073,690	$59,082,921

# # #